Exhibit 10.1

AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT, dated as of March 4, 2010 (this “Amendment”), by and among PACIFIC ASIA PETROLEUM, INC., a corporation incorporated in the State of Delaware, USA (“PAPI”); CAMAC PETROLEUM LIMITED, a company incorporated in the Federal Republic of Nigeria, and a wholly owned subsidiary of PAPI (“Newco,” and together with  PAPI, the “PAPI Parties”); CAMAC ENERGY HOLDINGS LIMITED, a Cayman Islands company (“CEHL”); CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL; and ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied,” and together with CEHL, and CINL, the “CAMAC Parties”), amends that certain Purchase and Sale Agreement, dated November 18, 2009, entered into by and among the Parties (the “Purchase Agreement”).  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WITNESSETH

A.           On November 18, 2009, the Parties entered into the Purchase Agreement, which agreement set forth the terms and conditions pursuant to which PAPI will acquire from Allied and CINL, through Newco, all of the CAMAC Parties’ interest in the PSC with respect to that certain oilfield asset known as the Oyo Field for stock consideration consisting of shares of PAPI’s Common Stock representing 62.74% of the issued and outstanding Common Stock of PAPI, and cash in the amount of USD $38.84 million (the “Cash Consideration”), subject to certain conditions to closing set forth in the Purchase Agreement.

B.           On December 28, 2009, Newco was formed in the Federal Republic of Nigeria as a wholly-owned subsidiary of PAPI, and pursuant to Sections 7.12 and 9.3(n) of the Purchase Agreement, Newco is required to execute and deliver to the CAMAC Parties an agreement whereby it will agree to the terms of the Purchase Agreement as if it were an original signatory thereto and shall be deemed a “PAPI Party” as such term is defined therein, and Newco, PAPI and the CAMAC Parties desire to enter into this Amendment in satisfaction of such requirement under Sections 7.12 and 9.3(n) of the Purchase Agreement.

C.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual agreement that the condition to Closing set forth under the Purchase Agreement requiring PAPI to consummate the Financing prior to or concurrently with the Closing is removed.

D.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual agreement that the amount of Cash Consideration due and payable by PAPI to CEHL at Closing shall be $32,000,000, with the balance $6,840,000 (“Post-Closing Cash Consideration”) to be due and payable to CEHL (without interest) from initial cash received by Newco as payment for its allocation of Cost Oil and Profit Oil (each as defined in the PSC) post-Closing with respect to any Petroleum Operations (as defined in the PSC) conducted on the Oyo Field (“Initial Post-Closing Newco Receipts”), 100% of which Initial Post-Closing Newco Receipts shall be paid to CEHL until the full Post-Closing Cash Consideration is paid to CEHL, provided that if Post-Closing Consideration paid by PAPI to CEHL from Initial Post-Closing Newco Receipts, if any, does not equal the full Post-Closing Cash Consideration due and payable to CEHL by the date that is six months following the Closing Date, PAPI shall pay the balance due of the Post-Closing Cash Consideration to CEHL on such date.

 F.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm that any and all cash received by any of the CAMAC Parties as payment for its allocation of Cost Oil and Profit Oil prior to the Closing of the Purchase Agreement with respect to any Petroleum Operations conducted on the Oyo Field (“Pre-Closing CAMAC Receipts”) shall cause an equal reduction of the Post-Closing Cash Consideration due and payable by Newco to CEHL post-Closing from Initial Post-Closing Newco Receipts.

G.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that the Closing shall occur on or before April 7, 2010, subject to satisfaction of the conditions to Closing under the Purchase Agreement, and that Sections 6.7(c), 7.8(c), and 11.1(b) of the Purchase Agreement shall be revised accordingly.

H.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that Royalty Oil and Tax Oil (each as defined in the PSC) shall, at all times be allocated to Allied in accordance with the terms and conditions of Sections 8.1(a), 8.1(c) and 8.3 of the PSC, which shall remain unaffected by the Purchase Agreement, including this Amendment, and Allied Energy shall retain its rights and obligations under such Articles.

I.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that Cost Oil that is allocated to Allied as payment for outstanding invoices to NAE, acting as the Operating Contractor under the PSC, for services performed (including reimbursable expenses relating thereto), training expenses, and other support provided by Allied, including work subcontracted to Oceanic Consultants Nigeria Limited and Oceanic Consultants Inc. (all such invoices to be hereinafter referred to as the “Allied Invoices”) shall, at all times be allocated to Allied.

J.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that the TSA Accruals (as defined in that certain Technical Services Agreement, to be entered into by and between Newco and Allied on or about Closing (the “TSA”)) shall be paid by Newco to Allied from Initial Post-Closing Newco Receipts following payment in full of the Post-Closing Cash Consideration due and payable therefrom, provided that if TSA Accruals paid by Newco to Allied from Initial Post-Closing Newco Receipts, if any, do not equal the full TSA Accruals due and payable to Allied by the date that is six months following the Closing Date, Newco shall pay the balance due of the TSA Accruals to Allied on such date.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Parties agree as follows:

Section 1. Newco Signatory to Purchase Agreement.  Newco agrees to the terms of the Purchase Agreement, as amended hereby and from time to time, as if it were an original signatory thereto and agrees to be deemed a “PAPI Party” as such term is defined therein, and PAPI and the CAMAC Parties agree to the addition of Newco as a party to the Purchase Agreement as an original signatory thereto as a “PAPI Party” thereunder, in satisfaction of the requirements set forth under Sections 7.12 and 9.3(n) of the Purchase Agreement.

Section 2. Removal of Financing Closing Condition.  The PAPI Parties and the CAMAC Parties agree and acknowledge that the condition to Closing set forth under the Purchase Agreement requiring PAPI to consummate the Financing prior to or concurrently with the Closing is hereby removed.

Section 3. Cash Consideration.

(a) The Parties hereby acknowledge and agree that the amount of Cash Consideration due and payable by PAPI to CEHL at Closing shall be $32,000,000, with the Post-Closing Cash Consideration balance of $6,840,000 to be due and payable to CEHL (without interest) from Initial Post-Closing Newco Receipts, 100% of which Initial Post-Closing Newco Receipts shall be paid to CEHL until the full Post-Closing Cash Consideration is paid, provided that if Post-Closing Consideration paid by PAPI to CEHL from Initial Post-Closing Newco Receipts, if any, does not equal the full Post-Closing Cash Consideration due and payable to CEHL by the date that is six months following the Closing Date, PAPI shall pay the balance due of the Post-Closing Cash Consideration to CEHL on such date.

(b) The Parties hereby acknowledge and agree that any and all Pre-Closing CAMAC Receipts received by any of the CAMAC Parties shall cause an equal reduction of the Post-Closing Cash Consideration due and payable by Newco to CEHL post-Closing from Initial Post-Closing Newco Receipts.

Section 4. Royalty Oil and Tax Oil.  The Parties hereby acknowledge and agree that Royalty Oil and Tax Oil (each as defined in the PSC) shall, at all times be allocated to Allied in accordance with the terms and conditions of Sections 8.1(a), 8.1(c) and 8.3 of the PSC, which shall remain unaffected by the Purchase Agreement, including this Amendment, and Allied Energy shall retain its rights and obligations under such Sections.

Section 5. Cost Oil for Allied Services.  The Parties hereby acknowledge and agree that Cost Oil that is allocated to Allied as payment for the Allied Invoices shall, at all times, be allocated and distributed to Allied, and the PAPI Parties shall have no right with respect to, or interest in (pecuniary or otherwise), such Cost Oil.

Section 6. Closing Date.  The Parties hereby acknowledge and agree that the Closing shall occur on or before April 7, 2010, subject to satisfaction of the conditions to Closing under the Purchase Agreement, and that the references to “March 31, 2010” in each of Section 6.7(c), Section 7.8(c), and Section 11.1(b) of the Purchase Agreement shall be replaced with “April 7, 2010.”

Section 7. TSA Accruals.                                 The Parties hereby acknowledge and agree that the TSA Accruals shall be paid by Newco to Allied from Initial Post-Closing Newco Receipts following payment in full of the Post-Closing Cash Consideration due and payable therefrom, provided that if TSA Accruals paid by Newco to Allied from Initial Post-Closing Newco Receipts, if any, do not equal the full TSA Accruals due and payable to Allied by the date that is six months following the Closing Date, Newco shall pay the balance due of the TSA Accruals to Allied on such date.

Section 8. Entire Agreement; Continued Validity.  Except as expressly set forth in this Amendment, all other provisions of the Purchase Agreement shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ASIA PETROLEUM, INC.

By: /c/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

CAMAC PETROLEUM LIMITED

By: /c/ Frank C. Ingriselli
Frank C. Ingriselli
Authorized Signatory

CAMAC ENERGY HOLDINGS LIMITED

By: /c/ Kamoru Lawal
Name:  Kamoru Lawal
Title:  Director

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By: /c/ Mickey Lawal
Name: Mickey Lawal
Title:  Director

ALLIED ENERGY PLC

By: /c/ Mickey Lawal
Name:  Mickey Lawal
Title:  Director